Exhibit 10(p)
                              AMENDMENT NO. 1 TO
               1995 NAPLES RESTRICTED STOCK PLAN AND AGREEMENT
                            DATED AUGUST 14, 1995


     AMENDMENT NO. 1 ("Amendment"), dated and effective as of January 21, 1998, by and between QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the "Company") and RONALD J. NAPLES ("Executive").

                                  BACKGROUND

     The Company and Executive entered into the 1995 Naples Restricted Stock Plan and Agreement on August 14, 1995 (the "Stock Plan Agreement"). The Company and Executive desire by this Amendment No. 1 to amend the Stock Plan Agreement in certain respects.

     NOW, THEREFORE, intending to be legally bound hereby, the Company and Executive agree as follows:

     1. Paragraph 4(a) of the Stock Plan Agreement ("Additional Stock Bonus") shall be amended in its entirety as follows:

     4.   Additional Stock Bonus

          (a) The Company shall issue and pay to Naples as an additional stock bonus (the "Additional Stock Bonus") up to an aggregate of 50,000 additional shares of Common Stock on the following terms: Commencing for the year 1996, and for each year thereafter during the term of Naples' employment with the Company, the Company will pay and deliver to Naples, free of all restrictions (except as otherwise provided in Paragraph 9 of this Plan and Agreement), 1,000 shares of Common Stock for each $.01 per share increase, on a cumulative basis, in net income per share ("EPS"), starting from a base equal to the greater of 1995 EPS or $1.10 per share. Notwithstanding anything contained herein to the contrary, for the purposes of calculating the Additional Stock Bonus, foreign currency translation fluctuations, and extraordinary and non-recurring gains and losses will be excluded from the determination of EPS. Shares of the Additional Stock Bonus will be deemed to have been earned by Naples as of the last day of the year in question (provided Naples is employed by the Company on the last day of the year), shall be issued not later than April 15 of the following year and shall be issued even if Naples is not employed by the Company on the date of payment and delivery of such shares.


                                Exhibit 10(p)

               The application of the preceding paragraph may be illustrated as follows: If for 1995, EPS is $1.15 and for 1996 EPS is $1.35 per share, an Additional Stock Bonus of 20,000 shares will be paid; if for 1997 EPS is $1.33, no shares will be paid; and if for 1998 EPS is $1.45, an Additional Stock Bonus of 10,000 shares will be paid.

     2. Except as specifically provided herein, the Stock Plan Agreement remains in full force and effect without further modification or amendment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the day and year first above written.


QUAKER CHEMICAL CORPORATION



By:____________________________     ___________________________________
                                    Ronald J. Naples


                                Exhibit 10(p)
                                    Page 2